Exhibit 3(ll)

CERTIFICATE OF MERGER

OF

MUSTANG RESOURCES PORTFOLIO MANAGEMENT COMPANY LLC

LUMINANT ENERGY FINANCE COMPANY LLC

WITH AND INTO

LUMINANT ENERGY INVESTMENT COMPANY LLC

Pursuant to Section 10.151 of the Texas Business Organizations Code and Section 18-209 of the Delaware Limited Liability Company Act, the undersigned hereby execute the following Certificate of Merger:

1.	The names of the entities participating in the merger and their respective jurisdictions of formation are as follows:

Name of Entity	Type of Entity	State
Luminant Energy Investment Company LLC	limited liability company	Delaware

Mustang Resources Portfolio Management Company LLC	limited liability company	Texas

Luminant Energy Finance Company LLC	limited liability company	Delaware

2.	Luminant Energy Investment Company LLC will be the surviving entity (the “Survivor”), with its name being amended to be “Luminant Holding Company LLC.”

3.	The merger will amend the Certificate of Formation of the Survivor to change its name to “Luminant Holding Company LLC.” The merger will terminate the Certificates of Formation of the other parties to the merger.

4.	An Agreement and Plan of Merger (the “Plan of Merger”) has been approved and executed by each of the parties to the merger. The executed Plan of Merger is on file at 1601 Bryan Street, Dallas, Texas 75201, the principal place of business of the Survivor. A copy of the Plan of Merger will be furnished by the Survivor, on written request and without cost, to any member of the parties to the merger.

5.	The Plan of Merger was duly authorized by all action required by the laws under which the parties thereto were formed and by their governing documents.

6.	The Survivor will be responsible for payment of any fees and franchise taxes required by law and will be obligated to pay such fees and franchise taxes if the same are not timely paid.

[Remainder of Page Intentionally Left Blank; Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Certificate of Merger as of     October 1    , 2007.

LUMINANT ENERGY INVESTMENT COMPANY LLC		MUSTANG RESOURCES PORTFOLIO MANAGEMENT COMPANY LLC

By:	/s/ Jared S. Richardson	By:	/s/ Jared S. Richardson
Name:	Jared S. Richardson	Name:	Jared S. Richardson
Title:	Assistant Secretary and Asst. Treasurer	Title:	Secretary

LUMINANT ENERGY FINANCE COMPANY LLC

By:	/s/ Jared S. Richardson
Name:	Jared S. Richardson
Title:	Assistant Secretary

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF FORMATION OF

TXU ENERGY INVESTMENT COMPANY LLC

TXU Energy Investment Company LLC, a limited liability company organized and existing under and by virtue of the Delaware Limited Liability Company Act (the “Company”), does hereby certify:

1. The present name of the company is TXU Energy Investment Company LLC.

2. The original Certificate of Formation was filed with the Secretary of State of the State of Delaware on December 24, 2002 (the “Certificate of Formation”).

3. The Certificate of Amendment to the Certificate of Formation amends and restates the First Article of the Certificate of Formation so that, as amended, said Article shall read in its entirety as follows:

“FIRST: The name of the limited liability company is Luminant Energy Investment Company LLC (the “Company”).”

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment this     31st     day of     July    , 2007

TXU ENERGY INVESTMENT COMPANY LLC

By:	/s/ Jared S. Richardson
Jared S. Richardson
Assistant Secretary and Assistant Treasurer

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF FORMATION

OF

TXU ENERGY RETAIL INVESTMENT MERGER COMPANY TWO LLC

It is hereby certified that:

2. The name of the limited liability company (hereinafter called the “limited liability company” is TXU Energy Retail Investment Merger Company Two LLC.

2. The certificate of formation of the limited liability company is hereby amended by striking out Article FIRST thereof and by substituting in lieu of said Article the following new Article:

“FIRST: The name of the limited liability company formed hereby is TXU Energy Investment Company LLC.”

Executed on July 24, 2003.

By:	/s/ Julian H. Baumann, Jr.
Julian H. Baumann, Jr.,
Authorized Person

CERTIFICATE OF FORMATION

OF

TXU ENERGY RETAIL INVESTMENT MERGER COMPANY TWO LLC

This Certificate of Formation of TXU Energy Retail Investment Merger Company Two LLC (the “LCC”), dated as of December     24    , 2002, is being duly executed and filed by Julian H. Baumann, Jr., as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C § 18-011, et seq.).

FIRST: The name of the limited liability company formed hereby is TXU Energy Retail Investment Merger Company Two LLC.

SECOND: The address of the registered office of the LLC in the State of Delaware is c/o Delaware Corporate Management, Inc., Suite 1300, 1105 North Market Street, Wilmington, New Castle County, Delaware 19801.

THIRD: The name and address of the registered agent for service of process on the LCC in the State of Delaware are Delaware Corporate Management, Inc., Suite 1300, 1105 North Market Street, Wilmington, New Castle County, Delaware 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ Julian H. Baumann, Jr.
Julian H. Baumann, Jr.